    As filed with the Securities and Exchange Commission on April 15, 1996.

                                                       Registration No.  333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              __________________

                         UNITED HEALTHCARE CORPORATION
                         -----------------------------
            (Exact name of registrant as specified in its charter)

            Minnesota                                    41-1321939
            ---------                                    ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                                300 Opus Center
                          Minnetonka, Minnesota 55343
                          ---------------------------
              (Address of principal executive offices) (Zip code)

                          HEALTHWISE OF AMERICA, INC.
        1993 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                          HEALTHWISE OF AMERICA, INC.
                    1993 KEY EMPLOYEE INCENTIVE STOCK PLAN
                     ONE INDIVIDUAL STOCK OPTION AGREEMENT
                      THREE INDIVIDUAL WARRANT AGREEMENTS
                                   PHP, INC.
                            1995 STOCK OPTION PLAN
                            ----------------------
                             (Full title of plans)

                            ______________________

                               Brigid M. Spicola
               Assistant General Counsel and Assistant Secretary
                         United HealthCare Corporation
                                300 Opus Center
                              9900 Bren Road East
                         Minnetonka, Minnesota   55343
                    (Name and address of agent for service)
                                (612) 473-3250
                                --------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                             David J. Lubben, Esq.
                             Dorsey & Whitney LLP
                            Pillsbury Center South
                             220 South 6th Street
                         Minneapolis, Minnesota 55402
                             ____________________

  Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.


                                 CALCULATION OF REGISTRATION FEE
====================================================================================================
                                            Proposed            Proposed
Title of each class                     Maximum Offering         Maximum
 of Securities to        Amount to be          Price        Aggregate Offering        Amount of
  be registered          registered(1)     per Unit(1)          Price(1)       Registration Fee(2)
- ----------------------------------------------------------------------------------------------------
   Common Stock
   ($.01 par value)        767,503      $3.66 to $54.36        $13,492,882             $4,653
====================================================================================================

(1) Based on 29,138 shares issuable under the HealthWise of America, Inc. 1993 Non-Qualified Stock Option Plan for Non-Employee Directors at exercise prices between $20.59 and $54.05 per share; 301,618 shares issuable under the HealthWise of America, Inc. 1993 Key Employee Incentive Stock Plan at exercise prices between $9.78 and $54.36 per share; 403,240 shares issuable under the Individual Stock Option Agreement at $3.66 per share; 971 shares issuable under the Three Individual Warrant Agreements at $49.42 per share; and 32,536 shares issuable under the PHP, Inc. 1995 Stock Option Plan at $31.10 per share.
(2) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, based on the prices at which the various options and warrants may be exercised.

                                   PART II.
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by United HealthCare Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-13253).

     (b) The Company's Current Reports on Form 8-K dated February 1, 1996 and February 29, 1996 (File No. 0-13253).

     (c) The description of the Company's Common Stock contained in United's Registration Statement on Form 8-A dated September 20, 1991 (File No. 0-13253), and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. Article IX of the Bylaws of the Company provides that the Company shall indemnify officers and directors to the extent
Section 302A.521, as now enacted or hereafter amended, permits.

Item 8.  Exhibits.

     4.1 Second Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995) (File No. 0-13253)

     4.2 Bylaws of the Company (incorporated by reference to Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991) (File No. 0-13253)

     5     Opinion of Dorsey & Whitney LLP regarding legality

     23.1  Consent of Arthur Andersen LLP, independent public accountants

     23.2  Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

       24   Power of Attorney

Item 9.  Undertakings.

A.  Post-Effective Amendments.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.
    ----------------------------------------------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.
    --------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 15th day of April, 1996.

                            UNITED HEALTHCARE CORPORATION


                            By     /s/ William W. McGuire, M.D.
                              -----------------------------------------------
                                  William W. McGuire, M.D.
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of April, 1996:



By   /s/ William W. McGuire, M.D.
  ---------------------------------------------------
     William W. McGuire, M.D.
     Chairman, President, Chief Executive Officer and Director
     (principal executive officer)


By   /s/ David P. Koppe
  ---------------------------------------------------
     David P. Koppe
     Chief Financial Officer, Vice President, Treasurer and Controller (principal financial and accounting officer)


By
  ---------------------------------------------------
     William C. Ballard, Jr.
     Director


By          *
  ---------------------------------------------------
     Richard T. Burke
     Director


By          *
  ---------------------------------------------------
     James A. Johnson
     Director


By          *
  ---------------------------------------------------
     Thomas H. Kean
     Director


By
  ---------------------------------------------------
     Douglas W. Leatherdale
     Director

By          *
  ---------------------------------------------------
     Elizabeth J. McCormack
     Director


By
  ---------------------------------------------------
     James L. Seiberlich
     Director


By          *
  ---------------------------------------------------
     Kennett L. Simmons
     Director


By
  ---------------------------------------------------
     William G. Spears
     Director


By          *
  ---------------------------------------------------
     Gail R. Wilensky
     Director


*By  /s/ William W. McGuire, M.D.
   ---------------------------------------------------
     William W. McGuire, M.D.
     As Attorney-In-Fact

                                 EXHIBIT INDEX
                                 -------------


No.   Exhibit Name
- ---   ------------

4.1 Second Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995) (File No. 0-13253)

4.2 Bylaws of the Company (incorporated by reference to Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1991)
      (File No. 0-13253)

5     Opinion of Dorsey & Whitney LLP regarding legality

23.1  Consent of Arthur Andersen LLP, independent public accountants

23.2  Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

24    Powers of Attorney